Exhibit 10.25

EXECUTION COPY

SECURED PROMISSORY NOTE

$7,500,000	August 18, 2011

FOR VALUE RECEIVED, FURIEX PHARMACEUTICALS, INC., a Delaware corporation, APBI HOLDINGS, LLC, a North Carolina limited liability company, DEVELOPMENT PARTNERS, LLC, a Delaware limited liability company, and GENUPRO, INC., a North Carolina corporation (either individually or collectively as the context may require, the “Borrower”) hereby promises to pay to the order of                     , or the holder of this Note (“Lender”) in care of MIDCAP FUNDING III, LLC, as agent under the Loan Agreement (as defined below), with an address of 7255 Woodmont Avenue, Suite 200, Bethesda, Maryland 20814, or such other place of payment as the holder of this Secured Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of SEVEN MILLION, FIVE HUNDRED THOUSAND and No/100 Dollars ($7,500,000.00), or such other principal amount as Lender has advanced to Borrower, together with interest in accordance with the Loan Agreement (as hereinafter defined) (or if and when applicable, at a rate equal to the Default Rate (as defined in the Loan Agreement) based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month until the principal balance is paid in full.

This Promissory Note is executed and delivered in connection with that certain Loan and Security Agreement of even date herewith by and among Borrower, MidCap Funding III, LLC, as agent for Lenders, and Lender, and the other lenders named therein from time to time (as the same may from time to time be amended, modified, restated or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note, and upon any such Event of Default, all principal and interest and other obligations owing under this Promissory Note may be accelerated and declared immediately due and payable as provided for in the Loan Agreement. Reference to the Loan Agreement shall not affect or impair the absolute and unconditional obligation of Borrower to pay all principal and interest and premium, if any, under this Promissory Note upon demand or as otherwise provided herein

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the Uniform Commercial Code as in effect in the State of Maryland or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of Maryland. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of Maryland, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction. Without limiting the generality of the preceding paragraph, the provisions of Section 11 of the Loan Agreement regarding jurisdiction, venue and jury trial waiver are incorporated herein.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower, as of the day and year first above written, has caused this Promissory Note to be executed under seal.

FURIEX PHARMACEUTICALS, INC.

By:	(SEAL)

Name:

Title:

APBI HOLDINGS, LLC

By:	(SEAL)

Name:

Title:

DEVELOPMENT PARTNERS, LLC

By:	(SEAL)

Name:

Title:

GENUPRO, INC.

By:	(SEAL)

Name:

Title:

FURIEX PHARMACEUTICALS, INC.

SECURED PROMISSORY NOTE

SIGNATURE PAGE